Exhibit 10.2

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

SEVENTH AMENDMENT TO
COLLOCATION/INTERCONNECTION LICENCE
This Seventh Amendment to Collocation/Interconnection License (hereinafter referred to as the “Seventh Amendment”) is made as of the 23rd day of February 2018, (“Seventh Amendment Commencement Date”) by and between MARKLEY BOSTON, LLC (“Licensor”) and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee”).
W I T N E S S E T H:
WHEREAS, Licensor and Licensee entered into that certain Collocation/Interconnection License dated May 29, 2007 (the “License”), for the license of nine hundred ninety (990) square feet of caged space (the “Original Premises”) in the Neutral Colocation Facility on the fourth (4th) floor of the building commonly known as One Summer Street, Boston, Massachusetts (the “Building”);
WHEREAS, Licensor and Licensee entered into that certain First Amendment to Collocation/Interconnection License dated June 1, 2007;
WHEREAS, Licensor and Licensee entered into that certain Second Amendment to Collocation/Interconnection License dated August 31, 2008, expanding the Premises;
WHEREAS, Licensor and Licensee entered into that certain Third Amendment to Collocation/Interconnection License dated December 4, 2008, further expanding the Premises;
WHEREAS, Licensor and Licensee entered into that certain Fourth Amendment to Collocation/Interconnection License dated April 30, 2009, further expanding the Premises;
WHEREAS, Licensor and Licensee entered into that certain Fifth Amendment to Collocation/Interconnection License dated February 2011, further expanding the Premises;
WHEREAS, Licensor and Licensee entered into that certain Sixth Amendment to Collocation/Interconnection License dated February 2012, extending the Term of the License;
WHEREAS Licensor and Licensee now wish to modify the Premises and extend the Term of the License, as described in more detail below;
NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:

1.Licensor acknowledges and Licensee agrees that Licensee shall have the right to vacate, and remove its equipment from the Premises located in, Suite 410 (“Suite 410 Premises”). The date upon which Licensee has removed its equipment from the Suite 410 Premises and notifies Licensor that it has vacated the Suite 410 Premises, shall be the “Migration Date.” Upon the Migration Date, the monthly Space and Reserved Power Fees under the License shall be reduced by [**] dollars ($[**]) and the Suite 410 Premises shall no longer be part of the Premises under the License. For the avoidance of doubt, Licensee shall remain responsible for all fees associated with the Suite 410 Premises prior to the Migration Date.
2.The Term under the License is hereby extended and the License Expiration Date shall be March 13, 2021.
3.Effective March 14, 2018, the monthly Base Fees under the License shall be $[**] per month. All other fee clauses and annual escalation clauses under the License shall remain in full force and effect.
4.The following sentence in Section 2.1 of the License shall be deleted in its entirety:
“If Licensee holds over after the termination of this License such holdover shall be deemed to be upon all of the terms of this License except that the amount of the License Fees shall be increased to an amount equal to [**] percent ([**]%) of the License fees in effect immediately prior to the termination.”
The foregoing sentence shall be replaced with the following:
“If Licensee holds over for more than [**] days after the termination of this License such holdover shall be deemed to be upon all of the terms of this License except that the amount of the License Fees shall be increased to an amount equal to [**] percent ([**]%) of the License Fees in effect immediately prior to the termination.”
5.The License is hereby ratified and confirmed and, as modified by this Seventh Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be references to the License as further amended by this Seventh Amendment. All terms which are defined in the License shall have the same meaning when used in this Seventh Amendment unless otherwise explicitly stated herein.
IN WITNESS WHEREOF, each of the parties hereto has caused this Seventh Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

LICENSEE:	LICENSOR:
THE ENDURANCE INTERNATIONAL GROUP, INC.	MARKLEY BOSTON, LLC

By: /s/ Marc Montagner	By: /s/ Jeffrey D. Markley
Name: Marc Montagner	Name: Jeffrey D. Markley
Title: CFO	Title: Manager

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